Exhibit 1.1

The Companies Act 2006

Public Company limited by shares

Articles of Association
(Adopted on 1 October 2009 pursuant to a Special Resolution

passed on 13 May 2009
and amended by Special Resolution on 13 May 2010 and Special

Resolution on 23 October 2014)

of

Amec Foster Wheeler plc

Preliminary		11

1	Table A not to apply	11

2	Interpretation	11

Shares		13

3	Rights attaching to shares on issue	13

4	Special rights attaching to shares	13

5	Subdivision and consolidation	13

6	Directors’ powers to allot securities and to sell treasury shares	14

7	Commissions on issue of shares	15

8	Renunciation of allotment	15

9	Trust etc. interests not recognised	15

10	Evidence of Title to Securities	16

Variation of Rights		16

11	Manner of variation of rights	16

12	Matters not constituting variation of rights	16

Share Certificates		17

13	Form of share certificate	17

14	Joint members	17

15	Issue of share certificates	17

16	Balance certificate	17

17	Replacement of share certificates	17

Calls on Shares		18

18	Power to make calls	18

19	Liability for calls	18

20	Interest on overdue amounts	18

21	Other sums due on shares	18

22	Power to differentiate between members	19

23	Payment of calls in advance	19

Forfeiture and Lien		19

24	Notice on failure to pay a call	19

25	Forfeiture for non-compliance	19

26	Disposal of forfeited shares	19

27	Member to remain liable despite forfeiture	20

28	Lien on partly-paid shares	20

29	Sale of shares subject to lien	20

30	Proceeds of sale of shares subject to lien	20

31	Evidence of forfeiture	20

Transfer of Shares		21

32	Form of transfer	21

33	Right to refuse registration	21

34	No fee on registration	21

35	Destruction of Documents	22

36	Further provisions on shares in uncertificated form	22

Transmission of Shares		23

37	Persons entitled on death	23

38	Election by persons entitled by transmission	23

39	Rights of persons entitled by transmission	23

Untraced Shareholders		23

40	Untraced Shareholders	23

General Meetings		24

41	Annual General Meetings	24

42	Convening of General Meetings	25

Notice of General Meetings		25

43	Notice of General Meetings	25

44	Contents of notice of General Meetings	25

45	Routine Business	26

Proceedings at General Meetings		26

46	Chairman	26

47	Quorum	27

48	Lack of quorum	27

49	Adjournment	27

50	Notice of adjourned meeting	27

51	Amendments to resolutions	28

52	Security arrangements and orderly conduct	28

53	Satellite meeting places	28

Polls		29

54	Demand for poll	29

55	Procedure on a poll	29

56	Timing of poll	30

Votes of Members		30

57	Votes attaching to shares	30

58	Votes of joint members	30

59	Restriction on voting in particular circumstances	30

60	Validity and result of vote	33

Proxies and Corporate Representatives		33

61	Appointment of proxies	33

62	Multiple Proxies	33

63	Form of proxy	33

64	Deposit of form of proxy	33

65	Rights of proxy	34

66	Termination of proxy’s authority	34

Corporations acting by Representatives		35

67	Corporations acting by representatives	35

Directors		35

68	Number of Directors	35

69	Share qualification	35

70	Directors’ fees	36

71	Other remuneration of Directors	36

72	Directors’ expenses	36

73	Directors’ pensions and other benefits	36

74	Appointment of executive Directors	36

75	Powers of executive Directors	37

Appointment and Retirement of Directors		37

76	Vacation of office	37

77	Retirement at Annual General Meetings	38

78	Re-election of retiring Director	38

79	Election of two or more Directors	38

80	Removal of Director	38

81	Election or appointment of additional Director	38

82	Alternate Directors	39

Meetings and Proceedings of Directors		39

83	Convening of meetings of Directors	39

84	Quorum	40

85	Casting vote	40

86	Number of Directors below minimum	40

87	Chairman	40

88	Directors’ written resolutions	40

89	Appointment and constitution of committees of Directors	41

90	Proceedings of committee meetings	41

91	Validity of proceedings	41

Directors Interests		41

92	Authorisation of Directors’ interests	41

93	Directors may have interests	42

94	Restrictions on quorum and voting	43

95	Confidential information	45

96	Directors’ interests - general	45

Powers of Directors		46

97	Borrowing Powers	46

98	General Powers	49

99	Provision for employees on cessation or transfer of business	49

100	Local boards	49

101	Appointment of attorney	50

102	Signatures on cheques etc.	50

Secretary		50

103	Secretary	50

The Seal		50

104	The Seal	50

Authentication of Documents		51

105	Authentication of documents	51

Dividends		51

106	Final dividends	51

107	Fixed and Interim dividends	51

108	Scrip Dividends	52

109	Dividends on part-paid shares	53

110	No interest on dividends	53

111	Deduction of sums payable on account	53

112	Retention of dividends	53

113	Waiver of dividend	54

114	Unclaimed dividend	54

115	Distribution in specie	54

116	Manner of payment of dividends	54

117	Joint Members	55

118	Record date for dividends	55

Capitalisation of Profits and Reserves		55

119	Capitalisation of profits and reserves	55

Accounts		56

120	Accounting records	56

121	Copies of accounts for members	56

122	Validity of Auditor’s acts	56

123	Auditor’s right to attend General Meetings	57

Communications with Members		57

124	Service of notices etc.	57

125	Joint members	57

126	Deceased and Bankrupt Members	58

127	Overseas Members	58

128	Signature or authentication of documents sent by electronic means	58

129	Statutory provisions as to notices	59

Winding Up		59

130	Directors’ power to petition	59

Directors’ Liabilities		59

131	Indemnity	59

132	Insurance	60

133	Defence expenditure	60

Preliminary

1                                      Table A not to apply

Neither the regulations in Table A in The Companies (Tables A to F) Regulations 1985 nor any other articles or regulations prescribing forms of articles which may apply to companies under the Statutes shall apply to the Company.

2                                      Interpretation

2.1                            In these Articles (if not inconsistent with the subject or context) the words and expressions set out in the first column below shall bear the meanings set opposite to them respectively:

“clear days”	A period of notice of the specified length excluding the day of the meeting and the day on which the notice is given.

“in writing”	Written or produced by any substitute for writing (including anything in electronic form) or partly one and partly another.

“month”	Calendar month.

“Office”	The registered office of the company for the time being.

“Official List”	Official List of the UK Listing Authority.

“Operator”	Euroclear UK & Ireland Limited or such other person as may for the time being be approved by H.M. Treasury as Operator under the Regulations.

“Operator-instruction”	A properly authenticated dematerialised instruction attributable to the Operator.

“paid”	Paid or credited as paid.

“Register”	The register of members of the company.

the “Regulations”	The Uncertificated Securities Regulations 2001.

“relevant system”	A computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument pursuant to the Regulations.

“Seal”	The Common Seal of the Company.

“Securities Seal”	The official seal kept by the Company for sealing securities issued by the Company, or for sealing documents creating or evidencing securities so issued, as permitted by the Companies Acts.

the “Statutes”	The Companies Acts, the Regulations and every other enactment for the time being in force concerning companies and affecting the Company.

the “Stock Exchange”	London Stock Exchange plc.

“these Articles”	These Articles of Association as from time to time altered.

“Transfer Office”	The place where the Register is situate for the time being.

“UK Listing Authority”	The Financial Services Authority in its capacity as competent authority for official listing under Part VI the Financial Services and Markets Act 2000.

“United Kingdom”	Great Britain and Northern Ireland.

“year”	Calendar year.

2.2                            The expressions “debenture” and “debenture holder” shall respectively include “debenture stock” and “debenture stockholder”.

2.3                            The expressions “recognised clearing house” and “recognised investment exchange” shall mean any clearing house or investment exchange (as the case may be) granted recognition under the Financial Services and Markets Act 2000.

2.4                            The expression “Secretary” shall include any person appointed by the Directors to perform any of the duties of the Secretary including, but not limited to, a joint, assistant or deputy Secretary.

2.5                            The expression “Companies Acts” shall have the meaning given thereto by Section 2 of the Companies Act 2006 but shall only extend to provisions which are in force at the relevant date.

2.6                            The expression “Company Communications Provisions” shall have the same meaning as in the Companies Acts.

2.7                            The expressions “hard copy form”, “electronic form” and “electronic means” shall have the same respective meanings as in the Company Communications Provisions.

2.8                            The expression “address” includes any number or address (including, in the case of any Uncertificated Proxy Instruction permitted under Article 64, an identification number of a participant in the relevant system) used for the purposes of such communication sending or receiving notices, documents or information by electronic means.

2.9                            The expression “General Meeting” shall include any general meeting of the Company, including any general meeting held as the Company’s annual general meeting in accordance with Section 360 of the Companies Act 2006 (“Annual General Meeting”).

2.10                     The expression “officer” shall include a Director, manager and the Secretary, but shall not include an auditor.

2.11                     Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include bodies corporate and unincorporated associations.

2.12                     References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force (whether coming into force before or after the adoption of these Articles).

2.13                     A Special Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these Articles.

2.14                     References to a share (or to a holding of shares) being in uncertificated form or in certificated form are references, respectively, to that share being an uncertificated unit of a security or a certificated unit of a security for the purposes of the Regulations.

2.15                     For the purposes of these Articles, a dematerialised instruction is properly authenticated if it complies with the specifications referred to in paragraph 5(b) of Schedule 1 to the Regulations.

2.16                     Except as provided above any words or expressions defined in the Companies Acts or the Regulations shall (if not inconsistent with the subject or context) bear the same meanings in these Articles.

Shares

3                                      Rights attaching to shares on issue

All new shares shall be subject to the provisions of the Statutes and of these Articles with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

4                                      Special rights attaching to shares

Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination, as the Directors may determine) and subject to the provisions of the Statutes the Company may issue any shares which are, or at the option of the Company or the member are liable, to be redeemed and the Directors may determine the terms, conditions and manner of redemption of any such shares.

5                                      Subdivision and consolidation

5.1                            Whenever as a result of a subdivision or consolidation of shares any members would become entitled to fractions of a share, the Directors may, on behalf of those members:

(a)                              sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Statutes, the Company);

(b)                              distribute the net proceeds of sale in due proportion among those members; and

(c)                               authorise some person to transfer the shares to, or in accordance with the directions of, the purchaser.

The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

5.2                            So far as the Statutes allow, the Directors may:

(a)                              treat shares of a member in certificated form and in uncertificated form as separate holdings in giving effect to subdivisions and/or consolidations; and

(b)                              cause any shares arising on consolidation or subdivision and representing fractional entitlements to be entered in the Register as shares in certificated form where this is desirable to facilitate the sale thereof.

5.3                            Where any member’s entitlement to a portion of the proceeds of sale amounts to less than a minimum figure determined by the Directors, that member’s portion may at the Directors’ discretion be distributed to an organisation which is a charity for the purposes of the law of England and Wales.

6                                      Directors’ powers to allot securities and to sell treasury shares

6.1                            Subject to the provisions of the Statutes, these Articles and any resolution of the Company, the Directors may allot shares in the Company and grant rights to subscribe for, or to convert any security into, shares to such persons, at such times and on such terms, including as to the ability of such persons to assign their rights to be issued such shares, as they think proper.

6.2                            Subject to approval by ordinary resolution in respect of the First Allotment period only, the Directors shall be generally and unconditionally authorised pursuant to and in accordance with Section 551 of that Act to exercise for each Allotment Period all the powers of the Company to allot shares, and to grant rights to subscribe for, or to convert any security into, shares, of an aggregate nominal amount up to the Section 551 Amount. By such authority the Directors may, during the Allotment Period, make offers or agreements which would or might require shares to be allotted, or rights to be granted, after the expiry of such period.

6.3                            Subject to approval by special resolution in respect of the First Allotment period only, during each Allotment Period the Directors shall be empowered to allot equity securities wholly for cash pursuant to and within the terms of the authority in Article 6.1 and to sell treasury shares wholly for cash:

(a)                              in connection with a pre-emptive offer; and

(b)                              otherwise than in connection with a pre-emptive offer, up to an aggregate nominal amount equal to the Section 561 Amount,

as if Section 561(1) of the Companies Act 2006 did not apply to any such allotment or sale. Under such power the Directors may, during the Allotment Period, make offers or agreements which would or might require equity securities to be allotted after the expiry of such period.

6.4                            For the purposes of this Article:

(a)                              “Allotment Period” means (i) the First Allotment Period or (ii) any period specified as such by the Relevant Ordinary Resolution;

(b)                              “First Allotment Period” means the period from the date Article 6.2 becomes effective until the end of the annual general meeting of the Company in 2011 (or on 1 July 2011, whichever is the earlier);

(c)                               “Section 551 Amount” means £55,330,800 for the First Allotment Period and, for any other Allotment Period, the amount specified as such by the Relevant Ordinary Resolution;

(d)                              “equity securities”, “ordinary shares” and references to the allotment of equity securities shall have the same meanings as in Section 560 of the Companies Act 2006;

(e)                               “Section 561 Amount” means £8,299,620 for the First Allotment Period and, for any other Allotment Period, the amount specified as such in the Relevant Special Resolution;

(f)                                “pre-emptive offer” means an offer of equity securities open for acceptance for a period fixed by the Directors to holders (other than the Company) on the register on a record date fixed by the Directors of ordinary shares in proportion to their respective holdings, but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to treasury shares, fractional entitlements, record dates or legal, regulatory or practical problems in, or under the laws of, any territory;

(g)                               “Relevant Ordinary Resolution” means, at any time, the most recently passed resolution varying, renewing or further renewing the authority conferred by Article 6.2;

(h)                              “Relevant Special Resolution” means, at any time, the most recently passed special resolution renewing or further renewing the authority conferred by Article 6.3;

(i)                                  in the case of rights to subscribe for, or to convert any securities into, shares of the Company, the nominal amount of such securities shall be taken to be the nominal amount of the shares which may be allotted pursuant to such rights.

7                                      Commissions on issue of shares

The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. The Company may also on any issue of shares pay such brokerage as may be lawful.

8                                      Renunciation of allotment

The Directors may at any time after the allotment of any share but before any person has been entered in the Register as the holder recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

9                                      Trust etc. interests not recognised

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the registered member.

10                               Evidence of Title to Securities

Nothing in these Articles shall require title to any securities of the Company to be evidenced or transferred by a written instruction, the regulations from time to time made under the Statutes so permitting. The Directors shall have power to implement any arrangements which they may think fit for such evidencing and transfer which accord with those regulations.

Variation of Rights

11                               Manner of variation of rights

11.1                     Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the Statutes, be varied or abrogated:

(a)                                with the consent in writing of the holders of three-quarters in nominal value of the issued shares of the class; or

(b)                                with the sanction of a Special Resolution passed at a separate General Meeting of the holders of the shares of the class (but not otherwise),

and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up.

11.2                     To every such separate General Meeting all the provisions of these Articles relating to General Meetings of the Company and to the proceedings thereat shall (with any necessary modifications) apply, except that:

(a)                              the necessary quorum at such separate meeting shall be two persons at least holding or representing by proxy at least one-third in nominal value of the issued shares of the class;

(b)                              at any adjourned meeting any holder of shares of the class present in person or by proxy shall be a quorum;

(c)                               any holder of shares of the class present in person or by proxy may demand a poll;

(d)                              every such member shall on a poll have one vote for every share of the class held by him; and

(e)                               if a meeting is adjourned for any reason including a lack of quorum, the adjourned meeting may be held less than ten clear days after the original meeting notwithstanding article 48.

12                               Matters not constituting variation of rights

The special rights attached to any class of shares having preferential rights shall not unless otherwise expressly provided by the terms of issue thereof be deemed to be varied by the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects equally therewith but in no respect in priority thereto.

Share Certificates

13                               Form of share certificate

Every share certificate shall be issued under the Seal (or under a Securities Seal or, in the case of shares on a branch register, an official seal for use in the relevant territory) and shall specify the number and class of shares to which it relates and the amount paid up thereon. No certificate shall be issued representing shares of more than one class. No certificate shall normally be issued in respect of shares held by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange.

14                               Joint members

In the case of a share held jointly by several persons the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of the joint members shall be sufficient delivery to all.

15                               Issue of share certificates

Any person (subject as aforesaid and excluding persons to whom the Company is not required by law to issue a certificate) whose name is entered in the Register in respect of any shares of any one class upon the issue or transfer thereof shall be entitled without payment to a certificate therefor (in the case of issue) within one month (or such longer period as the terms of issue shall provide) after allotment or (in the case of a transfer of fully paid shares) within five business days after lodgment of a transfer or (in the case of a transfer of partly paid shares) within two months after lodgment of a transfer (or in the case of the surrender of a share warrant for cancellation) within two months of the surrender of the warrant.

16                               Balance certificate

Where some only of the shares comprised in a share certificate are transferred the old certificate shall be cancelled and a new certificate for the balance of such shares issued in lieu without charge.

17                               Replacement of share certificates

17.1                     Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge.

17.2                     If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request.

17.3                     If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the member upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of any exceptional out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

17.4                     In the case of shares held jointly by several persons any such request may be made by any one of the joint members.

Calls on Shares

18                               Power to make calls

The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or, when permitted, by way of premium) but subject always to the terms of allotment of such shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.

19                               Liability for calls

Each member shall (subject to receiving at least 14 days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. Joint members shall be jointly and severally liable to pay all calls in respect thereof. A call may be revoked or postponed as the Directors may determine. The liability of each member is limited to the amount (if any) for the time being unpaid on the shares held by that member.

20                               Interest on overdue amounts

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding 20 per cent. per annum) as the Directors determine but the Directors shall be at liberty in any case or cases to waive payment of such interest wholly or in part.

21                               Other sums due on shares

Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of allotment of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of allotment the same becomes payable. In case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

22                               Power to differentiate between members

The Directors may on the allotment of shares differentiate between the members as to the amount of calls to be paid and the times of payment.

23                               Payment of calls in advance

The Directors may if they think fit receive from any member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payment in advance of calls shall extinguish to the same extent the liability upon the shares in respect of which it is made and upon the money so received (until and to the extent that the same would but for such advance become payable) the Company may pay interest at such rate (not exceeding 15 per cent. per annum) as the member paying such sum and the Directors may agree.

Forfeiture and Lien

24                               Notice on failure to pay a call

24.1                     If a member fails to pay in full any call or instalment of a call on or before the due date for payment thereof, the Directors may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon and any expenses incurred by the Company by reason of such non-payment.

24.2                     The notice shall name a further day (not being less than seven days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made and shall state that in the event of non-payment in accordance therewith the shares on which the call has been made will be liable to be forfeited.

25                               Forfeiture for non-compliance

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

26                               Disposal of forfeited shares

A share so forfeited or surrendered shall become the property of the Company and may be sold, reallotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and at any time before a sale, reallotment or disposal the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such other person as aforesaid.

27                               Member to remain liable despite forfeiture

A member whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest thereon at 20 per cent. per annum (or such lower rate as the Directors may determine) from the date of forfeiture or surrender until payment and the Directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal or waive payment in whole or in part.

28                               Lien on partly-paid shares

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share and the Directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article.

29                               Sale of shares subject to lien

The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of intention to sell in default shall have been given to the holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy or otherwise by operation of law.

30                               Proceeds of sale of shares subject to lien

The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the amount in respect whereof the lien exists so far as the same is then payable and any residue shall, upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for sums not presently payable as existed upon the shares prior to the sale, be paid to the person entitled to the shares at the time of the sale. For the purpose of giving effect to any such sale the Directors may authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser.

31                               Evidence of forfeiture

A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, reallotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, reallotment or disposal of the share.

Transfer of Shares

32                               Form of transfer

32.1                     All transfers of shares which are in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors and may be under hand only. The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully paid shares) by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer which are registered may be retained by the Company.

32.2                     All transfers of shares which are in uncertificated form may be effected by means of a relevant system.

33                               Right to refuse registration

33.1                     The Directors may decline to recognise any instrument of transfer unless:

(a)                              it is in respect of only one class of share;

(b)                              it is lodged at the Transfer Office accompanied by the relevant share certificate(s); and

(c)                               when lodged at the Transfer Office it is accompanied by such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (or, if the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so).

In the case of a transfer by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange the Iodgment of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question.

33.2                     The Directors may in their absolute discretion refuse to register any transfer of shares (not being fully paid shares) provided that, where any such shares are admitted to the Official List, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis. The Directors may also refuse to register an allotment or transfer of shares (whether fully paid or not) in favour of more than four persons jointly.

34                               No fee on registration

No fee will be charged by the Company in respect of the registration of any instrument of transfer or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

35                               Destruction of Documents

35.1                     Subject to compliance with the rules (as defined in the Regulations) applicable to shares of the Company in uncertificated form, the Company shall be entitled to destroy:

(a)                              all instruments of transfer or other documents which have been registered or on the basis of which registration was made at any time after the expiration of six years from the date of registration thereof

(b)                              all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof; and

(c)                               all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof.

35.2                     It shall conclusively be presumed in favour of the Company that:

(a)                              every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

(b)                              every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

(c)                               every share certificate so destroyed was a valid and effective certificate duly and properly cancelled; and

(d)                              every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company.

35.3                     For the purposes of this Article:

(a)                              the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)                              nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

(c)                               references herein to the destruction of any document include references to the disposal thereof in any manner.

36                               Further provisions on shares in uncertificated form

36.1                     Subject to the Statutes and the rules (as defined in the Regulations), the Directors may determine that any class of shares may be held in uncertificated form and that title to such shares may be transferred by means of a relevant system or that shares of any class should cease to be held and transferred as aforesaid.

36.2                     The provisions of these Articles shall not apply to shares of any class which are in uncertificated form to the extent that such Articles are inconsistent with:

(a)                              the holding of shares of that class in uncertificated form;

(b)                              the transfer of title to shares of that class by means of a relevant system; or

(c)                               any provision of the Regulations.

Transmission of Shares

37                               Persons entitled on death

In case of the death of a member, the survivors or survivor where the deceased was a joint member, and the executors or administrators of the deceased where he was a sole or only surviving holder of the shares, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased member (whether a sole or joint member) from any liability in respect of any share held by him.

38                               Election by persons entitled by transmission

Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may (subject as hereinafter provided) upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share either be registered himself as holder of the share upon giving to the Company notice in writing of such his desire or transfer such share to some other person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the notice or transfer were a transfer executed by the member registered as the holder of any such share.

39                               Rights of persons entitled by transmission

Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which be would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof (except with the authority of the Directors) to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a member in respect of the share.

Untraced Shareholders

40                               Untraced Shareholders

40.1                     The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy or otherwise by operation of law if and provided that:

(a)                              during the period of 12 years prior to the date of the publication of the advertisements referred to in Article 40.1(b) below (or, if published on different dates, the first thereof) no communication has been received by the Company from the member or the person entitled by transmission and no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the member or to the person entitled by transmission to the shares at his address on the Register or the last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and at least three dividends in respect of the shares in question have become payable and no dividend in respect of those shares has been claimed; and

(b)                              the Company shall on expiry of the said period of 12 years have inserted advertisements in both a leading London daily newspaper and in a newspaper circulating in the area in which the address referred to in Article 40.1(a) above is located giving notice of its intention to sell the said shares; and

(c)                               during the said period of 12 years and the period of three months following the publication of the said advertisements the Company shall have received no communication from such member or person; and

(d)                              notice shall have been given to the Quotations Department of The Stock Exchange in London of its intention to make such sale.

40.2                     To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of the said shares and such instrument of transfer shall be as effective as if it had been executed by the registered member or the person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount which shall be a permanent debt of the Company. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

40.3                     In the case of shares in uncertificated form, the foregoing provisions of this Article are subject to any restrictions applicable under the Regulations.

General Meetings

41                               Annual General Meetings

An Annual General Meeting shall be held in each period of 6 months beginning with the day following the Company’s accounting reference date, at such place, date and time as may be determined by the Directors.

42                               Convening of General Meetings

The Directors may whenever they think fit, and shall on requisition in accordance with the Statutes, proceed to convene a General Meeting.

Notice of General Meetings

43                               Notice of General Meetings

43.1                     An Annual General Meeting shall be called by notice of at least 21 days.

43.2                     Any other General Meeting shall be called by notice of at least 21 days or, if the conditions set out in Section 307A of the Companies Act 2006 are satisfied, at least 14 days.

43.3                     The period of notice shall in either case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held and shall be given in the manner hereinafter mentioned to all members other than such as are not under the provisions of these Articles entitled to receive such notices from the Company. The Company may determine that only those persons entered on the Register at the close of business on a day decided by the Company, such day being no more than 21 days before the day that notice of the meeting is sent, shall be entitled to receive such a notice.

43.4                    A General Meeting, notwithstanding that it has been called by a shorter notice than that specified above, shall be deemed to have been duly called if it is so agreed:

(a)                              in the case of an Annual General Meeting by all the members entitled to attend and vote thereat; and

(b)                              in the case of any other General Meeting by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

44                               Contents of notice of General Meetings

44.1                     Every notice calling a General Meeting shall specify the place, date and time of the meeting.

44.2                     There shall appear with reasonable prominence in every such notice:

(a)                              the address of a website which contains the information required by Section 311A of the Companies Act 2006 to be available;

(b)                              a statement that the right to vote at the meeting is determined by reference to the Register and of the time that right is determined;

(c)                               a statement of the procedures for members to be able to attend and vote at the meeting (including the date by which they must comply);

(d)                              a statement that a member is entitled to appoint another person as his proxy to exercise all or any of his rights to attend and to speak and vote;

(e)                               a statement that a proxy need not be a member of the Company;

(f)                                details of proxy appointment forms; and

(g)                               a statement of the right of members to ask questions at meetings.

44.3                     If a notice calling an Annual General Meeting is given more than six weeks before the meeting takes place, the notice must also include statements of the rights of shareholders to require the company to:

(a)                              give notice of a resolution to be moved at the meeting in accordance with Section 338 of the Companies Act 2006; and

(b)                              include a matter in the business to be dealt with at the meeting in accordance with Section 338A of the Companies Act 2006.

44.4                     In the case of an Annual General Meeting, the notice shall also specify the meeting as such.

44.5                     For the purposes of determining which persons are entitled to attend or vote at a meeting, and how many votes such persons may cast, the Company must specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting. The Directors may at their discretion resolve that, in calculating such period, no account shall be taken of any part of any day that is not a working day (within the meaning of Section 1173 of the Companies Act 2006).

44.6                    In the case of any General Meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of such business; and if any resolution is to be proposed as a Special Resolution, the notice shall contain a statement to that effect.

45                               Routine Business

For the purposes of Article 44.6 above, routine business shall mean and include only business transacted at an Annual General Meeting of the following classes, that is to say:

45.1                     declaring dividends;

45.2                     receiving and/or adopting the accounts, the reports of the Directors and Auditors and other documents required to be attached or annexed to the accounts;

45.3                     appointing or reappointing Directors to fill vacancies arising at the meeting on retirement whether by rotation or otherwise;

45.4                     reappointing the retiring Auditors (unless they were last appointed otherwise than by the Company in General Meeting); and

45.5                     fixing the remuneration of the Auditors or determining the manner in which such remuneration is to be fixed.

Proceedings at General Meetings

46                               Chairman

The Chairman of the Directors, failing whom the Senior Independent Director, shall preside as chairman at a General Meeting. If neither the Chairman nor the Senior Independent Director are present within five minutes after the time appointed for holding the meeting or neither the Chairman nor the Senior Independent Director are willing to act as chairman, the Directors present shall choose one of their number (or, if no Director be present or if all the Directors present decline to take the chair, a member may be elected to be the chairman by an Ordinary Resolution of the Company passed at the meeting.

47                               Quorum

No business shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Two members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

48                               Lack of quorum

If within five minutes from the time appointed for a General Meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such other day and such time and place as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the chairman of the meeting may determine, provided in the latter case that not less than seven days’ notice of the adjourned meeting shall be given in like manner as in the case of the original meeting and that the adjourned meeting shall be held not less than ten clear days after the original meeting. At the adjourned meeting two members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

49                               Adjournment

49.1                     The chairman of any General Meeting at which a quorum is present may adjourn the meeting if:

49.1.1            the members consent to an adjournment by passing an Ordinary Resolution; or

49.1.2            the chairman considers it necessary to restore order or to otherwise facilitate the proper conduct of the meeting; or

49.1.3            the chairman considers it necessary for the safety of the people attending the meeting (including if there is insufficient room at the meeting venue to accommodate everyone who wishes to, and is entitled to, attend).

49.2                     The chairman of any General Meeting at which a quorum is present must adjourn the meeting if requested to do so by the meeting.

49.3                     If the Chairman adjourns a meeting he may specify the time and place to which it is adjourned.  Where a meeting is adjourned without specifying a new time and place, the time and place for the adjourned meeting shall be fixed by the Directors.

49.4                     No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

50                               Notice of adjourned meeting

When a meeting is adjourned for 30 days or more or until a time to be fixed at a later date, not less than seven days’ notice of the adjourned meeting shall be given in like manner as in the case of the original meeting. Save as expressly provided in these Articles, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

51                               Amendments to resolutions

If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special Resolution no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

52                               Security arrangements and orderly conduct

52.1                     The Directors may put in place such arrangements or restrictions as they think fit to ensure the safety and security of the attendees at a General Meeting and the orderly conduct of the meeting, including requiring attendees to submit to searches.

52.2                     The Directors may refuse entry to, or remove from, a General Meeting any member, proxy or other person who fails to comply with such arrangements or restrictions.

52.3                     The chairman of a General Meeting may take such action as he thinks fit to maintain the proper and orderly conduct of the meeting.

53                               Satellite meeting places

53.1                     To facilitate the organisation and administration of any General Meeting, the Directors may decide that the meeting shall be held at two or more locations.

53.2                     For the purposes of these Articles any General Meeting taking place at two or more locations shall be treated as taking place where the chairman of the meeting presides (the “principal meeting place”) and any other location where that meeting takes place is referred to in these Articles as a “satellite meeting”.

53.3                     A member present in person or by proxy at a satellite meeting may be counted in the quorum and may exercise all rights that they would have been able to exercise if they were present at the principal meeting place.

53.4                     The Directors may make and change from time to time such arrangements as they shall in their absolute discretion consider appropriate to:

53.4.1            ensure that all members and proxies for members wishing to attend the meeting can do so;

53.4.2            ensure that all persons attending the meeting are able to participate in the business of the meeting and to see and hear anyone else addressing the meeting;

53.4.3            ensure the safety of persons attending the meeting and the orderly conduct of the meeting; and

53.4.4            restrict the numbers of members and proxies at any one location to such number as can safely and conveniently be accommodated there.

53.5                     The entitlement of any member or proxy to attend a satellite meeting shall be subject to any such arrangements then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

53.6                     If there is a failure of communication equipment or any other failure in the arrangements for participation in the meeting at more than one place, the Chairman may adjourn the meeting in accordance with Article 49.1.2. Such an adjournment will not affect the validity of such meeting, or any business conducted at such meeting up to the point of adjournment, or any action taken pursuant to such meeting.

53.7                     A person (a “Satellite Chairman”) appointed by the Directors shall preside at each satellite meeting. Every Satellite Chairman shall carry out all requests made of him by the chairman of the General Meeting, may take such action as he thinks to maintain the proper and orderly conduct of the satellite meeting and shall have all powers necessary or desirable for such purposes.

Polls

54                               Demand for poll

54.1                     At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by:

(a)                              the chairman of the meeting; or

(b)                              not less than three members present in person or by proxy and entitled to vote; or

(c)                               a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)                              a member or members present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

54.2                     A demand for a poll may be withdrawn only with the approval of the meeting. Unless a poll is demanded a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number of proportion or the votes recorded for or against such resolution.

55                               Procedure on a poll

If a poll is demanded, it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the chairman of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

56                               Timing of poll

A poll demanded on the choice of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than 30 days from the date of the meeting) and place as the chairman may direct. No notice need be given of a poll nor taken immediately. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

Votes of Members

57                               Votes attaching to shares

Subject to article 44.5 and to any special rights or restrictions as to voting attached by or in accordance with these Articles to any class of shares:

(a)                              on a show of hands every member who is present in person and, subject to article 57(b) every proxy present who has been duly appointed by a member entitled to vote on the resolution shall have one vote;

(b)                              on a show of hands, a proxy has one vote for and one vote against the resolution if the proxy has been duly appointed by more than one member entitled to vote on the resolution, and the proxy has been instructed:

(i)                                  by one or more of those members to vote for the resolution and by one or more other of those members to vote against it; or

(ii)                               by one or more of those members to vote either for or against the resolution and by one or more other of those members to use his discretion as to how to vote; and

(c)                               on a poll, every member who is present in person or by proxy shall have one vote for every share of which he is the holder.

58                               Votes of joint members

In the case of joint members the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint members and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the share.

59                               Restriction on voting in particular circumstances

59.1                     No member shall, unless the Directors otherwise determine, be entitled in respect of any share held by him to vote either personally or by proxy at a General Meeting or a meeting of the holders of any class of shares of the Company or to exercise any other right conferred by membership in relation to General Meetings of the Company or meetings of the holders of any class of shares of the Company if any call or other sum presently payable by him to the Company in respect of that share remains unpaid.

59.2                     If any member, or any other person appearing to be interested in shares (within the meaning of Part 22 of the Companies Act 2006) held by such member, has been duly served with a notice under Section 793 of the Companies Act 2006 and is in default for the prescribed period in supplying to the Company the information thereby required, then (unless the Directors otherwise determine) in respect of:

(a)                              the shares comprising the shareholding account in the Register which comprises or includes the shares in relation to which the default occurred (all or the relevant number as appropriate of such shares being the “default shares” which expression shall include any further shares which are issued in respect of such shares after the date of the notice under Section 793 of the Companies Act 2006); and

(b)                              any other shares held by the member,

the member shall not (for so long as the default continues) nor shall any transferee to which any of such shares are transferred other than pursuant to an approved transfer or pursuant to Article 59.3(b) below be entitled to vote either personally or by proxy at a General Meeting of the Company or a meeting of the holders of any class of shares of the Company or to exercise any other right conferred by membership in relation to General Meetings of the Company or meetings of the holders of any class of shares of the Company.

59.3                     Where the default shares represent at least 0.25 per cent of the issued shares of the class in question, the Directors may in their absolute discretion by notice (a “direction notice”) to such member direct that:

(a)                              any dividend or part thereof or other money which would otherwise be payable in respect of the default shares shall be retained by the Company without any liability to pay interest thereon when such money is finally paid to the member and the member shall not be entitled to elect to receive shares in lieu of dividend; and/or

(b)                              no transfer of any of the shares held by such member shall be registered unless the transfer is an approved transfer or:

(i)                                  the member is not himself in default as regards supplying the information required; and

(ii)                               the transfer is of part only of the member’s holding and, when presented for registration, is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that after due and careful enquiry the member is satisfied that none of the shares the subject of the transfer are default shares.

provided that, in the case of shares in uncertificated form, the Directors may only exercise their discretion not to register a transfer if permitted to do so by the Regulations.

Any direction notice may treat shares of a member in certificated and uncertificated form as separate holdings and either apply only to the former or to the latter or make different provision for the former and the latter.

Upon the giving of a direction notice its terms shall apply accordingly.

59.4                     The Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

59.5                     Save as herein provided any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues and shall cease to have effect thereafter upon the Directors so determining (such determination to be made within a period of one week of the default being duly remedied with written notice thereof being given forthwith to the member).

59.6                     Any direction notice shall cease to have effect in relation to any shares which are transferred by such member by means of any approved transfer or in accordance with Article 59.3(b) above.

59.7                     For the purposes of this Article:

(a)                              a person shall be treated as appearing to be interested in any shares if the member holding such shares has been served with a notice under the said Section 793 and either:

(i)                                  the member has named such person as being so interested; or

(ii)                               (after taking into account the response of the member to the said notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(b)                              the prescribed period is 28 days from the date of service of the notice under the said Section 793 except that if the shares in respect of which the said notice is given represent at least 0.25 per cent. of the issued shares of that class at the time of the giving of the relevant notice under the said Section 793, the prescribed period is 14 days from such date; and

(c)                               a transfer of shares is an approved transfer if:

(i)                                  it is a transfer of shares to an offeror by way or in pursuance of acceptance of a takeover offer for a company (as defined in Section 974 of the Companies Act 2006); or

(ii)                               the Directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the member or with any person appearing to be interested in such shares including any such sale made through The Stock Exchange or any other recognised investment exchange or any stock exchange outside the United Kingdom on which the Company’s shares are normally traded. For the purposes of this sub-paragraph any associate (as that term is defined in Section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the member or any person appearing to be interested in such shares.

59.8                     The provisions of this Article are in addition and without prejudice to the provisions of the Companies Acts.

60                               Validity and result of vote

No objection shall be raised as to the admissibility of any vote or the correctness of the result of any voting upon a resolution except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered or the resolution passed and every vote not disallowed at such meeting and every resolution declared thereat to be passed shall be valid for all purposes. Any such objection shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

Proxies and Corporate Representatives

61                               Appointment of proxies

61.1                     A member is entitled to appoint a proxy or (subject to Article 62) proxies to exercise all or any of his rights to attend and to speak and vote at a General Meeting.

61.2                     On a poll votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

61.3                     A proxy need not be a member of the Company.

62                               Multiple Proxies

A member may appoint more than one proxy in relation to a meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him.

63                              Form of proxy

The appointment of a proxy must be in writing in any usual or common form or in any other form which the Directors may approve and:

(a)                              in the case of an individual must either be signed by the appointor or his attorney or authenticated in accordance with Article 128; and

(b)                              in the case of a corporation must be either given under its common seal or be signed on its behalf by an attorney or a duly authorised officer of the corporation or authenticated in accordance with Article 128.

Any signature on or authentication of such appointment need not be witnessed. Where an appointment of a proxy is signed or authenticated in accordance with Article 128 on behalf of the appointor by an attorney, the power of attorney or a copy thereof certified notarially or in some other way approved by the Directors must (failing previous registration with the Company) be submitted to the Company, failing which the appointment may be treated as invalid.

64                               Deposit of form of proxy

64.1                     The appointment of a proxy (together with any supporting documentation required under Article 63) must be received at the address or one of the addresses (if any) specified for that purpose in, or by way of note to, or in any document accompanying, the notice convening the meeting (or if no address is so specified, at the Transfer Office):

(a)                              in the case of a meeting or adjourned meeting, not less than 48 hours before the commencement of the meeting or adjourned meeting to which it relates;

(b)                              in the case of a poll taken following the conclusion of a meeting or adjourned meeting, but not more than 48 hours after the poll was demanded, not less than 48 hours before the commencement of the meeting or adjourned meeting at which the poll was demanded; and

(c)                               in the case of a poll taken more than 48 hours after it was demanded, not less than 24 hours before the time appointed for the taking of the poll;

and in default shall not be treated as valid.

64.2                     The Directors may at their discretion determine that, in calculating the periods mentioned in Article 64.1, no account shall be taken of any part of any day that is not a working day (within the meaning of Section 1173 of the Companies Act 2006).

64.3                     Without limiting the foregoing, in relation to any shares in uncertificated form the Directors may permit a proxy to be appointed by electronic means or by means of a website in the form of an Uncertificated Proxy Instruction (that is, a properly authenticated dematerialised instruction, and/or other instruction or notification, sent by means of a relevant system to such participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system)); and may permit any supplement to, or amendment or revocation of, any such Uncertificated Proxy Instruction to be made by a further Uncertificated Proxy Instruction. The Directors may in addition prescribe the method of determining the time at which any such instruction or notification is to be treated as received by the Company. The Directors may treat any such instruction or notification purporting or expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending the instruction to send it on behalf of that member.

64.4                     The appointment of a proxy shall, unless the contrary is stated thereon, be as valid for any adjournment of a meeting as it is for the meeting to which it relates. An appointment relating to more than one meeting (including any adjournment of any such meeting) having once been delivered in accordance with this Article 64 for the purposes of any such meeting does not need to be delivered again for the purposes of any subsequent meeting to which it relates.

65                               Rights of proxy

Subject to the Statutes, a proxy shall have the right to exercise all or any of the rights of his appointor, or (where more than one proxy is appointed) all or any of the rights attached to the shares in respect of which he is appointed the proxy to attend, and to speak and vote, at a meeting of the Company.

66                               Termination of proxy’s authority

66.1                     Neither the death or insanity of a member who has appointed a proxy, nor the revocation or termination by a member of the appointment of a proxy (or of the authority under which the appointment was made), shall invalidate the proxy or the exercise of any of the rights of the proxy thereunder, unless notice of such death, insanity, revocation or termination shall have been received by the Company in accordance with Article 66.2.

66.2                     Any such notice of death, insanity, revocation or termination must be received at the address or one of the addresses (if any) specified for receipt of proxies in, or by way of note to, or in any document accompanying, the notice convening the meeting to which the appointment of the proxy relates (or if no address is so specified, at the Transfer Office):

(a)                              in the case of a meeting or adjourned meeting, not less than one hour before the commencement of the meeting or adjourned meeting to which the proxy appointment relates;

(b)                              in the case of a poll taken following the conclusion of a meeting or adjourned meeting, but not more than 48 hours after it was demanded, not less than one hour before the commencement of the meeting or adjourned meeting at which the poll was demanded; or

(c)                               in the case of a poll taken more than 48 hours after it was demanded, not less than one hour before the time appointed for the taking of the poll.

Corporations acting by Representatives

67                               Corporations acting by representatives

Subject to the Statutes, any corporation which is a member of the Company may by resolution of its directors or other governing body authorise a person or persons to act as its representatives at any General Meeting of the Company or a meeting of the holders of any class of shares of the Company.

Directors

68                              Number of Directors

Subject as hereinafter provided the Directors shall not be less than three nor more than 15 in number. The Company may by Ordinary Resolution from time to time vary the minimum number and/or maximum number of Directors.

69                               Share qualification

A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at General Meetings.

70                               Directors’ fees

70.1                     The ordinary remuneration of the Directors shall from time to time be determined by the Directors except that such remuneration shall not exceed £300,000(1) per annum in aggregate or such higher amount as may from time to time be determined by Ordinary Resolution of the Company.

70.2                     Such ordinary remuneration shall (unless otherwise provided by Ordinary Resolution) be divisible among the Directors as they may agree, or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office.

71                               Other remuneration of Directors

Any Director who holds any executive office (including for this purpose the office of Chairman or Senior Independent Director whether or not such office is held in an executive capacity), or who serves on any committee of the Directors, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the Directors may determine.

72                               Directors’ expenses

The Directors may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors or any committee of the Directors or General Meetings or otherwise in connection with the business of the Company.

73                               Directors’ pensions and other benefits

The Directors shall have power to pay and agree to pay gratuities, pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any Director or ex-Director and for the purpose of providing any such gratuities, pensions or other benefits to contribute to any scheme or fund or to pay premiums.

74                               Appointment of executive Directors

74.1                     The Directors may from time to time appoint one or more of their body to be the holder of any executive office on such terms and for such period as they may (subject to the provisions of the Statutes) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment.

74.2                     The appointment of any Director to the office of Chairman or Senior Independent Director or Chief Executive shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(1)                                 By Ordinary Resolution dated 4 April 2013, the cap on the ordinary remuneration of the Directors of the Company, specified herein, was increased from £300,000 to £600,000 per annum in aggregate.

74.3                     The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

75                               Powers of executive Directors

The Directors may entrust to and confer upon any Director holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

Appointment and Retirement of Directors

76                               Vacation of office

The office of a Director shall be vacated in any of the following events, namely:

(a)                              if he shall become prohibited by law from acting as a Director;

(b)                              if he shall resign by writing under his hand left at the Office or if he shall in writing offer to resign and the Directors shall resolve to accept such offer;

(c)                               if he shall have a bankruptcy order made against him or shall compound with his creditors generally or shall apply to the court for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act;

(d)                              if in any jurisdiction an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs;

(e)                               if he shall be removed from office by notice in writing served upon him signed by all his co-Directors, but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company;

(f)                                if he is absent from meetings of the Directors for six months without leave, and the Directors resolve that his office be vacated;

(g)                               if he is removed from office pursuant to these presents; or

(h)                              if, being an Executive Director, his employment with the Company and/or its subsidiaries terminates for whatsoever cause, unless in any case the Directors otherwise resolve.

77                               Retirement at Annual General Meetings

77.1                     At each Annual General Meeting all those Directors who were elected or last re-elected at or before the Annual General Meeting held in the third calendar year before the current year shall retire from office by rotation.

77.2                     A retiring Director shall be eligible for re-election.

78                               Re-election of retiring Director

The Company at the meeting at which a Director retires under any provision of these Articles may by Ordinary Resolution fill the office being vacated by electing thereto the retiring Director or some other person eligible for appointment. In default the retiring Director shall be deemed to have been re-elected except in any of the following cases:

(a)                              where at such meeting it is expressly resolved not to fill such office or a resolution for the re-election of such Director is put to the meeting and lost;

(b)                              where such Director has given notice in writing to the Company that he is unwilling to be re-elected;

(c)                               where the default is due to the moving of a resolution in contravention of the next following Article.

The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

79                               Election of two or more Directors

A resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved at any General Meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

80                               Removal of Director

The Company may in accordance with and subject to the provisions of the Statutes by Ordinary Resolution of which special notice has been given remove any Director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement) and appoint another person in place of a Director so removed from office. In default of such appointment the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy.

81                               Election or appointment of additional Director

The Company may by Ordinary Resolution appoint any person to be a Director either to fill a casual vacancy or as an additional Director. Without prejudice thereto the Directors shall have power at any time so to do, but so that the total number of Directors shall not thereby exceed the maximum number (if any) fixed by or in accordance with these Articles. Any person so appointed by the Directors shall hold office only until the next Annual General Meeting and shall then be eligible for election.

82                               Alternate Directors

82.1                     Any Director may at any time by writing under his hand and deposited at the Office, or delivered at a meeting of the Directors, appoint any person (including another Director) to be his alternate Director and may in like manner at any time terminate such appointment. Such appointment, unless previously approved by the Directors, shall have effect only upon and subject to being so approved.

82.2                     The appointment of an alternate Director shall determine on the happening of any event which if he were a Director would cause him to vacate such office or if his appointor ceases to be a Director.

82.3                     An alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he (instead of his appointor) were a Director. If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director, his voting rights shall be cumulative. If his appointor is temporarily unable to act through ill health or disability his signature to or approval of any resolution in writing of the Directors shall be as effective as the signature of his appointor. To such extent as the Directors may from time to time determine in relation to any committees of the Directors the foregoing provisions of this paragraph shall also apply (with any necessary modifications) to any meeting of any such committee of which his appointor is a member. An alternate Director shall not (save as aforesaid) have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles.

82.4                     An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent (with any necessary modifications) as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

Meetings and Proceedings of Directors

83                               Convening of meetings of Directors

83.1                     Subject to the provisions of these Articles, the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. At any time any Director may, and the Secretary on the requisition of a Director shall, summon a meeting of the Directors. Any Director may waive notice of any meeting and any such waiver may be retroactive.

83.2                     The Directors, and any committee of the Directors, shall be deemed to meet together if, being in separate locations, they are nonetheless linked by conference telephone or other communication equipment which allows those participating to hear and speak to each other, and a quorum in that event shall be two persons so linked. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

84                               Quorum

The quorum necessary for the transaction of business of the Directors may be fixed from time to time by the Directors and unless so fixed at any other number shall be two. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

85                               Casting vote

Questions arising at any meeting of the Directors shall be determined by a majority of votes. In case of an equality of votes, only the Chairman or Senior Independent Director for the time being of the Company being the chairman of the meeting shall have a second or casting vote.

86                               Number of Directors below minimum

The continuing Directors may act notwithstanding any vacancies, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling such vacancies or of summoning General Meetings, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a General Meeting for the purpose of appointing Directors.

87                               Chairman

The Directors may elect from their number a Chairman and a Senior Independent Director and determine the period for which each is to hold office. If no Chairman or Senior Independent Director shall have been appointed or if at any meeting of the Directors no Chairman or Senior Independent Director shall be present within five minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

88                               Directors’ written resolutions

88.1                     A Directors’ written resolution is adopted when a majority of the Directors entitled to vote on such resolution have:

(a)                                    signed one or more copies of it; or

(b)                                    otherwise indicated their agreement to it in writing.

88.2                     A Directors’ written resolution is not adopted if the number of Directors who have signed it is less than the quorum for Directors’ meetings.

88.3                     Once a Directors’ written resolution has been adopted, it must be treated as if it had been a resolution passed at a Directors’ meeting in accordance with the Articles.

89                               Appointment and constitution of committees of Directors

The Directors may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to committees consisting of one or more members of their body and (if thought fit) one or more other persons co-opted as hereinafter provided. In so far as any such power or discretion is delegated to a committee any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise by such committee. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee but so that:

(a)                              the number of co-opted members shall be less than one-half of the total number of members of the committee; and

(b)                              no resolution of the committee shall be effective unless a majority of the members of the committee present throughout the meeting are Directors.

90                               Proceedings of committee meetings

The meetings and proceedings of any such committee consisting of two or more persons shall be governed (with any necessary modifications) by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are not superseded by any regulations made by the Directors under the last preceding Article.

91                               Validity of proceedings

All acts done by any meeting of Directors, or of any such committee, or by any person acting as a member of any such committee, shall, as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any of the persons acting as aforesaid, or that any such persons were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of the committee and had been entitled to vote.

 Directors Interests

92                               Authorisation of Directors’ interests

92.1                     For the purposes of Section 175 of the Companies Act 2006, the Directors shall have the power to authorise any matter which would or might otherwise constitute or give rise to a breach of the duty of a Director under that Section to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company.

92.2                     Authorisation of a matter under this Article shall be effective only if:

(a)                              the matter in question shall have been proposed in writing for consideration at a meeting of the Directors, in accordance with the Board’s normal procedures or in such other manner as the Directors may determine;

(b)                              any requirement as to the quorum at the meeting of the Directors at which the matter is considered is met without counting the Director in question and any other interested Director (together the “Interested Directors”); and

(c)                               the matter was agreed to without the Interested Directors voting or would have been agreed to if the votes of the Interested Directors had not been counted.

92.3                     Any authorisation of a matter under this Article shall extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorised.

92.4                     Any authorisation of a matter under this Article shall be subject to such conditions or limitations as the Directors may determine, whether at the time such authorisation is given or subsequently, and may be terminated by the Directors at any time. A Director shall comply with any obligations imposed on him by the Directors pursuant to any such authorisation.

92.5                     A Director shall not, save as otherwise agreed by him, be accountable to the Company for any benefit which he (or a person connected with him) derives from any matter authorised by the Directors under this Article and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit.

93                               Directors may have interests

93.1                     Subject to compliance with Article 93.2, a Director, notwithstanding his office, may have an interest of the following kind:

(a)                              where a Director (or a person connected with him) is a director or other officer of, or employed by, or otherwise interested (including by the holding of shares) in, any Relevant Company;

(b)                              where a Director (or a person connected with him) is a party to, or otherwise interested in, any contract, transaction or arrangement with a Relevant Company, or in which the Company is otherwise interested;

(c)                               where the Director (or a person connected with him) acts (or any firm of which he is a partner, employee or member acts) in a professional capacity for any Relevant Company (other than as Auditor) whether or not he or it is remunerated therefor;

(d)                              an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;

(e)                               an interest, or a transaction or arrangement giving rise to an interest, of which the Director is not aware;

(f)                                any matter previously authorised under Article 92.1; or

(g)                               any other interest authorised by Ordinary Resolution.

No authorisation under Article 92 shall be necessary in respect of any such interest.

93.2                     The Director shall declare the nature and extent of any interest permitted under Article 93.1, and not falling within Article 93.3, at a meeting of the Directors or in the manner set out in Section 184 or 185 of the Companies Act 2006.

93.3                     No declaration of an interest shall be required by a Director in relation to an interest:

(a)                              falling within paragraph (d), (e) or (f) of Article 93.1;

(b)                              if, or to the extent that, the other Directors are already aware of such interest (and for this purpose the other Directors are treated as aware of anything of which they ought reasonably to be aware); or

(c)                               if, or to the extent that, it concerns the terms of his service contract (as defined in Section 227 of the Companies Act 2006) that have been or are to be considered by a meeting of the Directors, or by a committee of Directors appointed for the purpose under these Articles.

93.4                     A Director shall not, save as otherwise agreed by him, be accountable to the Company for any benefit which he (or a person connected with him) derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any Relevant Company or for such remuneration, each as referred to in Article 93.1, and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit.

93.5                     For the purposes of this Article, “Relevant Company” shall mean: .

(a)                              the Company;

(b)                              a subsidiary undertaking of the Company;

(c)                               any holding company of the Company or a subsidiary undertaking of any such holding company;

(d)                              any body corporate promoted by the Company; or

(e)                               any body corporate in which the Company is otherwise interested.

94                               Restrictions on quorum and voting

94.1                     Save as provided in this Article, and whether or not the interest is one which is authorised pursuant to Article 92 or permitted under Article 93, a Director shall not be entitled to vote on any resolution in respect of any contract, transaction or arrangement, or any other proposal, in which he (or a person connected with him) is interested. Any vote of a Director in respect of a matter where he is not entitled to vote shall be disregarded.

94.2                     A Director shall not be counted in the quorum for a meeting of the Directors in relation to any resolution on which he is not entitled to vote.

94.3                     Subject to the provisions of the Statutes, a Director shall (in the absence of some other interest than is set out below) be entitled to vote, and be counted in the quorum, in respect of any resolution concerning any contract, transaction or arrangement, or any other proposal:

(a)                              in which he has an interest of which he is not aware;

(b)                              in which he has an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;

(c)                               in which he has an interest only by virtue of interests in shares, debentures or other securities of the Company, or by reason of any other interest in or through the Company;

(d)                              which involves the giving of any security, guarantee or indemnity to the Director or any other person in respect of:

(i)                                  money lent or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings; or

(ii)                               a debt or other obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(e)                               concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings

(i)                                  in which offer he is or may be entitled to participate as a holder of securities; or

(ii)                               in the underwriting or sub-underwriting of which he is to participate;

(f)                                concerning any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor, employee or otherwise, provided that he (together with persons connected with him) is not the holder of, or beneficially interested in, one per cent or more of the issued equity share capital of any class of such body corporate or of the voting rights available to members of the relevant body corporate;

(g)                               relating to an arrangement for the benefit of the employees or former employees of the Company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees or former employees to whom such arrangement relates;

(h)                              concerning the purchase or maintenance by the Company of insurance for any liability for the benefit of Directors or for the benefit of persons who include Directors;

(i)                                  concerning the giving of indemnities in favour of Directors;

(j)                                 concerning the funding of expenditure by any Director or Directors on:

(i)                                  defending criminal, civil or regulatory proceedings or actions against him or them;

(ii)                               in connection with an application to the court for relief; or

(iii)                            defending him or them in any regulatory investigations;

(k)                              concerning the doing of anything to enable any Director or Directors to avoid incurring expenditure as described in paragraph (j); and

(l)                                  in respect of which his interest, or the interest of Directors generally, has been authorised by Ordinary Resolution.

94.4                     Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company (or any body corporate in which the Company is interested), the proposals may be divided and considered in relation to each Director separately. In such case, each of the Directors concerned (if not debarred from voting under paragraph (f) of Article 94.3) shall be entitled to vote, and be counted in the quorum, in respect of each resolution except that concerning his own appointment or the fixing or variation of the terms thereof.

94.5                     If a question arises at any time as to whether any interest of a Director prevents him from voting, or being counted in the quorum, under this Article, and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive, except in a case where the nature or extent of the interest of such Director has not been fairly disclosed. If any such question shall arise in respect of the chairman of the meeting, the question shall be decided by resolution of the Directors and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chairman of the meeting (so far as it is known to him) has not been fairly disclosed to the Directors.

95                               Confidential information

95.1                     Subject to Article 95.2, if a Director, otherwise than by virtue of his position as Director, receives information in respect of which he owes a duty of confidentiality to a person other than the Company, he shall not be required:

(a)                              to disclose such information to the Company or to the Directors, or to any Director, officer or employee of the Company; or

(b)                              otherwise use or apply such confidential information for the purpose of or in connection with the performance of his duties as a Director.

95.2                     Where such duty of confidentiality arises out of a situation in which the Director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company, Article 95.1 shall apply only if the conflict arises out of a matter which has been authorised under Article 92 above or falls within Article 93 above.

95.3                     This Article is without prejudice to any equitable principle or rule of law which may excuse or release the Director from disclosing information, in circumstances where disclosure may otherwise be required under this Article.

96                               Directors’ interests - general

96.1                    For the purposes of Articles 92 to 96:

(a)                              an interest of a person who is connected with a Director shall be treated as an interest of the Director; and

(b)                              Section 252 of the Companies Act 2006 shall determine whether a person is connected with a Director.

96.2                     Where a Director has an interest which can reasonably be regarded as likely to give rise to a conflict of interest, the Director may, and shall if so requested by the Directors take such additional steps as may be necessary or desirable for the purpose of managing such conflict of interest, including compliance with any procedures laid down from time to time by the Directors for the purpose of managing conflicts of interest generally and/or any specific procedures approved by the Directors for the purpose of or in connection with the situation or matter in question, including without limitation:

(a)                              absenting himself from any meetings of the Directors at which the relevant situation or matter falls to be considered; and

(b)                              not reviewing documents or information made available to the Directors generally in relation to such situation or matter and/or arranging for such documents or information to be reviewed by a professional adviser to ascertain the extent to which it might be appropriate for him to have access to such documents or information.

96.3                     The Company may by Ordinary Resolution ratify any contract, transaction or arrangement, or other proposal, not properly authorised by reason of a contravention of any provisions of Articles 92 to 96.

Powers of Directors

97                               Borrowing Powers

97.1                     Subject as hereinafter provided and to the provisions of the Statutes, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of its undertaking, property and uncalled capital and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

97.2                     The Directors shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries (if any) so as to secure (but as regards its subsidiaries only in so far as by the exercise of such rights or powers of control the Directors can secure) that the aggregate of the amounts for the time being remaining undischarged of all moneys borrowed by the Group and for the time being owing to persons outside the Group shall not without the previous sanction of an Ordinary Resolution of the Company at any time exceed an amount equal to twice the Adjusted Capital and Reserves.

97.3                     No person dealing with the Company or any of its subsidiaries shall by reason of the foregoing provision be concerned to see or enquire whether the limit is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had at the time when the debt was incurred or the security given express notice that the limit hereby imposed had been or would thereby be exceeded.

97.4                     When the aggregate amount of borrowings required to be taken into account for the purposes of this Article on any particular day is to be ascertained, any such borrowings denominated or repayable in a currency other than sterling shall be converted for the purposes of calculating the sterling equivalent at the rate of exchange prevailing on that day in London. Provided that any of such borrowings shall be converted at the rate of exchange prevailing in London six months before such day if thereby such aggregate amount would be less (and so that for this purpose the rate of exchange shall be taken as the middle market rate at the close of business as quoted to the Company by such London clearing bank as it may choose).

97.5                     If immediately after and as a result only of the acquisition by the Company or any subsidiary of immovable property subject to a mortgage or charge, or of a subsidiary with borrowings outstanding at the date of acquisition, the aggregate principal amount to be taken into account above exceeds the limit imposed by this Article, such acquisition shall not constitute a breach thereof if within 12 months of the acquisition the aggregate nominal or principal amount to be taken into account as aforesaid is reduced to an amount not exceeding such limit.

97.6                     A certificate or report by the Auditors as to the amount of the Adjusted Capital and Reserves or the amount of any borrowings or to the effect that the limit imposed by this Article has not been or will not be exceeded at any particular time or times shall be conclusive evidence of such amount or fact for the purposes of this Article.

97.7                     For the purposes of this Article 97:

(a)                              the “Adjusted Capital and Reserves” means at any material time the amount as certified by the Auditors of the Company (the “Auditors”) paid up or credited as paid up on the share capital of the Company plus the aggregate of the amounts standing to the credit of the capital and revenue reserves including share premium account and capital redemption reserve and plus or minus the amount standing to the credit or debit (as the case may be) of the profit and loss accounts of the Company and its subsidiaries, all as shown in the then latest audited consolidated balance sheets of the Company and its subsidiaries but:

(i)                                  adjusted as may be appropriate to take account of:

(a)                       any increase in or reduction of the paid-up share capital and any variation in such capital and revenue reserves (other than profit and loss accounts) since the date of the relevant audited balance sheets and any distribution declared, recommended or made by the Company or its subsidiaries (to the extent not attributable directly or indirectly to the Company) out of profits earned up to and including the date of the relevant balance sheet to the extent that such distribution is not provided for in such balance sheet; and

(b)                       any companies which since such date have ceased to be or have become subsidiaries and any companies which will become or will cease to be subsidiaries as a result of the transaction in relation to which the calculation falls to be made;

(ii)                               excluding any sums set aside for taxation (including deferred taxation);

(iii)                            excluding any amounts attributable to minority interests in subsidiaries or associates; and

(iv)                           after making such other adjustments (if any) as the Auditors may consider appropriate.

(b)                              “borrowings” shall be deemed to include the following except in so far as otherwise taken into account:

(i)                                  the principal amount for the time being owing in respect of any debenture within the meaning of Section 738 of the Companies Act 2006;

(ii)                               the principal amount raised by the Company or a subsidiary by acceptances under any acceptance credit opened on its behalf by any bank or accepting house, not being acceptances in relation to the purchase or sale of goods in the ordinary course of trading;

(iii)         the nominal amount of any issued share capital and the principal amount of any moneys borrowed, the redemption or repayment of which is guaranteed or secured by the Company or a subsidiary and the beneficial interest in which is not owned by the Company or a subsidiary;

(iv)                           the nominal amount of any issued share capital (not being equity share capital) of a subsidiary owned otherwise than by the Company or a subsidiary; and

(v)                              any fixed or minimum premium payable on final repayment of any borrowing or deemed borrowing;

but shall not include:

(i)                                  the proportion of the total moneys borrowed by a partly-owned subsidiary (otherwise than from the Company or another subsidiary) which corresponds to the proportion of its equity share capital not attributable directly or indirectly to the Company but only to the extent that such proportion exceeds any moneys borrowed from such partly-owned subsidiary by the Company or another subsidiary; or

(ii)                               amounts borrowed for the purpose of repaying the whole or any part of any moneys borrowed by the Company or a subsidiary (other than from a subsidiary or the Company and other than moneys falling within Article 97.5) and for the time being outstanding (including any fixed or minimum premium payable on final repayment) and intended to be applied for that purpose within six months of the borrowing thereof (pending their being so applied); or

(iii)         moneys borrowed from bankers or others for the purpose of financing any contract in respect of which any part of the price receivable is guaranteed or insured by the Export Credits Guarantee Department of the Department of Trade, or any institution in the opinion of the Directors carrying on similar business, to an amount not exceeding that part of the price receivable thereunder which is so guaranteed or insured; or

(iv)                           amounts borrowed or raised which are for the time being deposited with HM Customs and Excise or any other body designated by any relevant legislation or order in connection with import deposits or any similar governmental scheme to the extent that the Company or any of its subsidiaries retains its interest therein.

Non-recourse debt that is secured solely on the assets of a Project Special Purpose Company shall not fall to be included as borrowings of the Group by virtue of its being borrowings of either a member of the Group or of an associate of the Company.

(c)                               “Group” means and includes the Company and its subsidiaries for the time being;

(d)                              “Non-recourse debt” means any debt owed by a Project Special Purpose Company and in respect of which no member of the Group or associate of the Group, other than a Project Special Purpose Company, has any direct liability for repayment thereof; and

(e)                               “Project Special Purpose Company” means a special purpose undertaking operating solely for the purpose of carrying out and/or financing a Private Finance Initiative (“PFI”), Public/Private Partnership (“PPP”) or similar project.

98                               General Powers

The business and affairs of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Statutes or by these Articles required to be exercised by the Company in General Meeting subject nevertheless to any regulations of these Articles, to the provisions of the Statutes and to such regulations, whether or not consistent with these Articles, as may be prescribed by Special Resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

The Directors may by resolution exercise any power conferred by the Statutes to make provision for the benefit of persons employed or formally employed by the Company or any of its subsidiaries in connection with the cessation or transfer to any person of the whole or any part of the undertaking of the Company or that subsidiary.

99                               Provision for employees on cessation or transfer of business

The Directors may make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries (other than a Director or former Director) in the event of a cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

100                        Local boards

100.1              The Directors may establish any local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

101                        Appointment of attorney

The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

102                        Signatures on cheques etc.

All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors, or any committee appointed by the Directors and authorised in this regard, shall from time to time by resolution determine.

Secretary

103                        Secretary

The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. If thought fit two or more persons may be appointed as Joint Secretaries. The Directors may also appoint from time to time on such terms as they may think fit one or more Assistant Secretaries.

The Seal

104                        The Seal

104.1              The Directors shall provide for the safe custody of the Seal and any Securities Seal and neither shall be used without the authority of the Directors or of a committee authorised by the Directors in that behalf.

104.2              Every instrument to which the Seal shall be affixed shall be signed autographically by one Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose save that as regards any certificates for shares or debentures or other securities of the Company the Directors may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature.

104.3              Where the Statutes so permit, any instrument signed by:

(a)                              one Director and the Secretary; or

(b)                              by two Directors

and expressed to be executed by the Company shall have the same effect as if executed under the Seal, provided that no instrument shall be so signed which makes it clear on its face that it is intended to have effect as a deed without the authority of the Directors or of a committee authorised by the Directors in that behalf.

104.4              The Securities Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued. Any such securities or documents sealed with the Securities Seal shall not require to be signed.

104.5              The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

Authentication of Documents

105                        Authentication of documents

Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office, the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Directors or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

Dividends

106                        Final dividends

The Company may by Ordinary Resolution declare dividends but no such dividend shall exceed the amount recommended by the Directors.

107                        Fixed and Interim dividends

If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they may think fit.

108                        Scrip Dividends

With the prior approval of an Ordinary Resolution of the Company passed at any General Meeting the Directors may, in respect of:

(i)                                   any dividend proposed to be declared at that or any other General Meeting; or

(ii)                                any interim dividend to be paid by the Directors pursuant to Article 107; or

(iii)                             the fixed dividends on any class of shares to be paid by the Directors pursuant to Article 107,

offer to holders of a particular class of shares the right to elect to receive in lieu of such dividend (or part thereof) an allotment of additional ordinary shares credited as fully paid. In any such case the following provisions shall apply:

(a)                              the basis of allotment shall be determined by the Directors so that, as nearly as may be considered convenient, the value (calculated by reference to the average quotation) of the additional ordinary shares to be allotted in lieu of any amount of dividend shall equal such amount. For such purposes the “average quotation” of an ordinary share shall be an average of the middle market quotation of the ordinary shares on The Stock Exchange, as derived from the Daily Official List maintained by the UK Listing Authority, on each of the first five business days on which the relevant class of shares are quoted “ex” the relevant dividend;

(b)                              if the Directors determine to allow such right of election on any occasion they shall give notice in writing to the holders of the relevant class of share of the right of election offered to them and shall issue forms of election and shall specify the procedure to be followed, and the place at which, and the latest date and time by which, duly completed forms of election must be lodged in order to be effective;

(c)                               the Directors may also issue forms under which holders of the relevant class of share may elect to receive ordinary shares instead of cash both in respect of the relevant dividend and in respect of future dividends not yet declared or resolved (and accordingly in respect of which the basis of allotment shall not have been determined);

(d)                              the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on shares in respect whereof the share election has been duly exercised (the “Elected Shares”), and in lieu thereof additional ordinary shares shall be allotted to the holders of the Elected Shares on the basis of allotment determined as aforesaid. For such purpose the Directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve) or profit and loss account as the Directors may determine a sum equal to the aggregate nominal amount of additional ordinary shares to be allotted on such basis and apply the same in paying up in full the appropriate number of new ordinary shares for allotment and distribution to and amongst the holders of the Elected Shares on such basis;

(e)                               additional ordinary shares allotted pursuant to an election in respect of any dividend proposed to be declared at any General Meeting or any interim dividend to be paid by the Directors pursuant to Article 107 shall rank equally in all respects with the fully paid ordinary shares in issue on the record date for the relevant dividend save only as regards participation in the relevant dividend;

(f)                                additional ordinary shares allotted pursuant to an election, in respect of the fixed dividends on any class of shares to be paid by the Directors pursuant to Article 116.2 shall rank equally in all respects with the fully paid ordinary shares then in issue;

(g)                               no holder of any class of shares may be allotted a fraction of a share. The Directors may make such provision as they think fit for any fractional entitlements including provisions whereby, in whole or in part, the benefit thereof accrues to the Company;

(h)                              the Directors may on any occasion determine that rights of election shall not be made available to any members with registered addresses in any territory where the absence of a registration statement or other special formalities circulation of an offer of rights of election would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination;

(i)                                  in relation to any particular proposed dividend the Directors may in their absolute discretion withdraw the offer previously made to the holders of the relevant class of shares to elect to receive additional ordinary shares in lieu of the cash dividends (or part thereof) at any time prior to the allotment of the additional ordinary shares.

109                        Dividends on part-paid shares

Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share.

110                        No interest on dividends

No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.

111                        Deduction of sums payable on account

The Directors may deduct from any dividend or other moneys payable to any Member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares of the Company.

112                        Retention of dividends

112.1              The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the moneys payable to the Company in respect of that share.

112.2              The Directors may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares contained in these Articles entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

113                        Waiver of dividend

The waiver in whole or in part of any dividend on any share by any document (whether or not executed as a Deed) shall be effective only if such document is signed or authenticated in accordance with Article 128 by the member (or the person entitled to the share in consequence of the death or bankruptcy of the member or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

114                        Unclaimed dividend

The payment by the Directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period of 12 years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

115                        Distribution in specie

The Company may upon the recommendation of the Directors by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof, may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

116                        Manner of payment of dividends

116.1              Any dividend or other moneys payable on or in respect of a share may be paid to the member or person entitled thereto (or, if two or more persons are registered as joint members or are entitled thereto in consequence of the death or bankruptcy of the member or otherwise by operation of law, to any one of such persons) or to such person as such member or person or persons may by writing direct. Such dividend or other moneys may be paid:

(i)                                   by cheque sent by post to the registered address of the payee or, where there is more than one payee, to any one of them; or

(ii)                                by inter-bank transfer to such account as the payee or payees shall in writing direct; or

(iii)                             (if so authorised by the holder of shares in uncertificated form) using the facilities of a relevant system (subject to the facilities and requirements of the relevant system); or

(iv)                            by such other method of payment as the member (or, in the case of joint members or persons entitled to the share in consequence of the death or bankruptcy of the member or otherwise by operation of law, all of them) may agree to.

Payment of the cheque or warrant by the banker upon whom it is drawn shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

116.2             Subject to the provisions of these Articles and to the rights attaching to any shares, any dividend or other moneys payable on or in respect of a share may be paid in such currency as the Directors may determine, using such exchange rate for currency conversions as the Directors may select.

117                        Joint Members

If two or more persons are registered as joint members, or are entitled jointly to a share in consequence of the death or bankruptcy of the member or otherwise by operation of law, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.

118                        Record date for dividends

Any resolution for the declaration or payment of a dividend on shares of any class, whether a resolution of the Company in General Meeting or a resolution of the Directors, may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.

Capitalisation of Profits and Reserves

119                        Capitalisation of profits and reserves

119.1              The Directors may, with the sanction of an Ordinary Resolution of the Company, capitalise any sum standing to the credit of any of the Company’s reserve accounts (including any share premium account, capital redemption reserve or other undistributable reserve) or any sum standing to the credit of profit and loss account.

119.2              Such capitalisation shall be effected by appropriating such sum to the holders of ordinary shares on the Register at the close of business on the date of the resolution (or such other date as may be specified therein or determined as therein provided) in proportion to their then holdings of ordinary shares and applying such sum on their behalf in paying up in full new ordinary shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, new shares of any other class) for allotment and distribution credited as fully paid up to and amongst them as bonus shares in the proportion aforesaid.

119.3              The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

Accounts

120                        Accounting records

Accounting records sufficient to show and explain the Company’s transactions and otherwise complying with the Statutes shall be kept at the Office, or at such other place as the Directors think fit, and shall always be open to inspection by the officers of the Company. Subject as aforesaid no member of the Company or other person shall have any right of inspecting any account or book or document of the Company except as conferred by statute or ordered by a court of competent jurisdiction or authorised by the Directors.

121                        Copies of accounts for members

121.1              Subject as provided in Article 121.2, a copy of the Company’s annual accounts and report which are to be laid before a General Meeting of the Company (including every document required by law to be comprised therein or attached or annexed thereto) shall not less than 21 days before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or of these Articles.

121.2              Article 121.1 shall not require a copy of these documents to be sent to any member to whom a summary financial statement is sent in accordance with the Statutes and provided further that this Article shall not require a copy of these documents to be sent to more than one of joint members or to any person of whose address the Company is not aware, but any member or holder of debentures to whom a copy of these documents has been sent shall be entitled to receive a copy free of charge on application at the Office.

122                        Validity of Auditor’s acts

Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently become disqualified.

123                        Auditor’s right to attend General Meetings

An Auditor shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting which any member is entitled to receive and to be heard at any General Meeting on any part of the business of the meeting which concerns him as Auditor.

Communications with Members

124                        Service of notices etc.

124.1              The Company may, subject to and in accordance with the Companies Acts and these Articles, send or supply all types of notices, documents or information to members by electronic means, including by making such notices, documents or information available on a website.

124.2             The Company Communications Provisions have effect for the purposes of any provision of the Companies Acts or these Articles that authorises or requires notices, documents or information to be sent or supplied by or to the Company.

124.3              Any notice, document or information (including a share certificate) which is sent or supplied by the Company in hard copy form, or in electronic form but to be delivered other than by electronic means, and which is sent by pre-paid post and properly addressed shall be deemed to have been received by the intended recipient at the expiration of 24 hours (or, where second class mail is employed, 48 hours) after the time it was posted, and in proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed, pre-paid and posted.

124.4              Any notice, document or information which is sent or supplied by the Company by electronic means shall be deemed to have been received by the intended recipient at 9 a.m. on the day following that on which it was transmitted, and in proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed.

124.5              Any notice, document or information which is sent or supplied by the Company means of a website shall be deemed to have been received when the material was first made available on the website or, if later, when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website.

124.6              The accidental failure to send, or the non-receipt by any person entitled to, any notice of or other document or information relating to any meeting or other proceeding shall not invalidate the relevant meeting or proceeding.

124.7              The provisions of this Article shall have effect in place of the Company Communications Provisions relating to deemed delivery of notices, documents or information.

125                        Joint members

125.1              Anything which needs to be agreed or specified by joint members shall for all purposes be taken to be agreed or specified by all the joint members where it has been agreed or specified by the joint member whose name stands first in the Register in respect of the share.

125.2              Any notice, document or information which is authorised or required to be sent or supplied to joint members may be sent or supplied to the joint member whose name stands first in the Register in respect of the share, to the exclusion of the other joint members. For such purpose, a joint member having no registered address in the United Kingdom and not having supplied an address within the United Kingdom for the service of notices may, subject to the Statutes, be disregarded.

125.3              The provisions of this Article shall have effect, subject to the Statutes, in place of the Company Communications Provisions regarding joint members.

126                        Deceased and Bankrupt Members

126.1              A person who claims to be entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall supply to the Company:

(a)                               such evidence as the Directors may reasonably require to show his title to the share,

(b)                               an address within the United Kingdom for the service of notices,

whereupon he shall be entitled to have sent or supplied to him at such address any notice, document or information to which the said member would have been entitled. Any notice, document or information so sent or supplied shall for all purposes be deemed to be duly sent or supplied to all persons interested (whether jointly with or as claiming through or under him) in the share.

126.2              Save as provided by  Article 126.1, any notice, document or information delivered or sent or supplied to the address of any member in pursuance of these Articles shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the Company has notice of his death or bankruptcy or liquidation, be deemed to have been duly sent or supplied in respect of any share registered in the name of such member as sole or first-named joint member.

126.3              The provisions of this Article shall have effect, subject to any mandatory provision of the Statutes, in place of the Company Communications Provisions regarding the death or bankruptcy of a holder of shares in the Company.

127                        Overseas Members

Subject to the Statutes, the Company shall not be required to send notices, documents or information to a member who (having no registered address within the United Kingdom) has not supplied to the Company an address within the United Kingdom for the service of notices.

128                        Signature or authentication of documents sent by electronic means

Where these Articles require a notice or other document to be signed or authenticated by a member or other person then any notice or other document sent or supplied in electronic form is sufficiently authenticated in any manner authorised by the Company Communications Provisions or in such other manner approved by the Directors. The Directors may designate mechanisms for validating any such notice or other document, and any such document not so validated by use of such mechanisms shall be deemed not to have been received by the Company.

129                        Statutory provisions as to notices

Nothing in any of the preceding seven Articles shall affect any provision of the Statutes that requires or permits any particular notice, document or information to be sent or supplied in any particular manner.

Winding Up

130                        Directors’ power to petition

The Directors shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

Directors’ Liabilities

131                        Indemnity

131.1              Subject to the provisions of, and so far as may be permitted by and consistent with the Statutes and rules made by the UK Listing Authority, the Company may indemnify any Director, former Director, Secretary or other officer of the Company and each of the Associated Companies of the Company out of the assets of the Company against:

(a)                              any liability incurred by or attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated Company of the Company other than:

(i)                                  any liability to the Company or any Associated Company; and

(ii)                               any liability of the kind referred to in Section 234(3) of the Companies Act 2006; and

(b)                              any other liability incurred by or attaching to him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office.

131.2              Subject to the Companies Acts and rules made by the UK Listing Authority the Company shall indemnify a Director of the Company and any Associated Company of the Company if it is the trustee of an occupational pension scheme (within the meaning of Section 235(6) of the Companies Act 2006).

131.3              Where a Director, former Director, Secretary or other officer is indemnified against any liability in accordance with this Article 131, such indemnity may extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

131.4              In this Article “Associated Company” shall have the meaning given thereto by Section 256 of the Companies Act 2006.

132                        Insurance

132.1              Without prejudice to Article 131, the Directors shall have the power to purchase and maintain insurance for or for the benefit of:

(a)                              any person who is or was at any time a Director, officer or employee of any Relevant Company (as defined in Article 132.2 below); or

(b)                              any person who is or was at any time a trustee of any pension fund or employees’ share scheme in which employees of any Relevant Company are interested,

including (without prejudice to the generality of the foregoing) insurance against any liability incurred by or attaching to him in respect of any act or omission in the actual or purported execution and/or discharge of his duties and/or in the exercise or purported exercise of his powers and/or otherwise in relation to his duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees’ share scheme (and all costs, charges, losses, expenses and liabilities incurred by him in relation thereto).

132.2              For the purpose of Article 132.1 above, “Relevant Company” shall mean:

(a)                              the Company;

(b)                              any holding company of the Company;

(c)                               any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company; or

(d)                              any subsidiary undertaking of the Company or of such other body.

133                        Defence expenditure

133.1              Subject to the provisions of and so far as may be permitted by the Statutes and rules made by the UK Listing Authority, the Company:

(a)                              may provide a Director, former Director, Secretary or other officer of the Company or any Associated Company with funds to meet expenditure incurred or to be incurred by him in defending himself in any criminal or civil proceedings in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or an Associated Company of the Company or in connection with any application for relief under the provisions mentioned in Section 205(5) of the Companies Act 2006; and

(b)                              may do anything to enable any such Director, Secretary or other officer to avoid incurring such expenditure.

133.2              The terms set out in Section 205(2) of the Companies Act 2006; shall apply to any provision of funds or other things done under Article 133.1.

133.3              Subject to the provisions of and so far as may be permitted by the Statutes and rules made by the UK Listing Authority, the Company:

(a)                              may provide a Director, former Director, Secretary or other officer of the Company or any Associated Company of the Company with funds to meet expenditure incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated Company of the Company; and

(b)                              may do anything to enable any such Director, former Director, Secretary or other officer to avoid incurring such expenditure.

133.4              In this Article “Associated Company” shall have the meaning given thereto by Section 256 of the Companies Act 2006.

133.5              Where the board of Directors considers it appropriate, the Company may grant a documentary indemnity in any form in favour of any Director, former Director, Secretary or other officer of the Company.